                                 LYDALL, INC.
                                 Exhibit 11.1


        Schedule of Computation of Weighted Average Shares Outstanding

                                                        Three Months
                                                           Ended
                                                          March 31,
                                                       --------------
                                                       1997       1996
                                                       ----       ----
                                                        (In Thousands)
                                                          (Unaudited)

Primary
-------

  Weighted average number
   of common shares                                    17,050    17,270

  Additional shares assuming
   conversion of stock
   options and warrants                                   769     1,040
                                                          ---     -----
  Weighted average common shares
   and equivalents outstanding                         17,819    18,310
                                                       ======    ======

Fully Diluted
-------------

  Weighted average number
   of common shares                                    17,050    17,270

  Additional shares assuming
   conversion of stock options
   and warrants                                           765     1,076
                                                          ---     -----
  Weighted average common shares
   and equivalents outstanding                         17,815     18,346
                                                       ======     ======





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